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                                                                     EXHIBIT 15








TXU Gas Company:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed consolidated interim financial information of TXU Gas Company and subsidiaries (TXU Gas) for the three and nine month periods ended September 30, 2002 and 2001, as indicated in our report dated November 13, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report  referred  to above,  which is included in TXU
Gas' Quarterly  Report on Form 10-Q for the quarter ended September 30, 2002, is
incorporated   by   reference  in   Registration   Statements   No.   333-85769,
333-85769-01, 333-85769-02 and 333-85769-03 on Form S-3.

We also are aware that the aforementioned report,pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE  LLP
Dallas, Texas
November 13, 2002